UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024

Precigen, Inc.

(Exact name of registrant as specified in its charter)

Virginia	001-36042	26-0084895
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of principal executive offices) (Zip Code)

(301) 556-9900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	PGEN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Precigen, Inc. (the “Company”) held on July 5, 2024 (the “2024 Annual Meeting”), the Company’s stockholders approved an amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”) to increase the number of shares of common stock available for issuance under the 2023 Plan by 2,000,000 shares (the “2023 Plan Amendment”). The approval of the 2023 Plan Amendment had been previously approved by the Company’s Board of Directors (the “Board”), subject to stockholder approval.

The 2023 Plan Amendment amends the 2023 Plan, which was previously approved by the Company’s stockholders on June 8, 2023. The principal features of the 2023 Plan Amendment are described in detail under “Proposal 4 - Approval of an Amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”)” of the Company’s Definitive Proxy Statement on Schedule 14A for the 2024 Annual Meeting filed by the Company with the Securities and Exchange Commission on May 28, 2024 (the “Proxy Statement”). The full text of the 2023 Plan Amendment is attached as Annex A to the Proxy Statement.

As previously disclosed in the Proxy Statement, Dean Mitchell did not stand for re-election at 2024 Annual Meeting. Accordingly, Mr. Mitchell’s term on the Board ended effective as of July 5, 2024. Mr. Mitchell’s decision not to stand for re-election was not the result of any disagreement between the Company and him on any matter relating to the Company’s operations, policies or practices.

As described under Item 5.07 below, at the 2024 Annual Meeting, Nancy Howell Agee was elected to the Board, effective as of July 5, 2024.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2024 Annual Meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term, (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, (iii) approved a non-binding advisory resolution approving the compensation of the named executive officers and (iv) approved the 2023 Plan Amendment.

Proposal 1 - Election of Directors

	For	Against	Abstain	Broker Non-Votes
Randal Kirk	146,479,803	2,248,057	99,352	43,648,171
Nancy Howell Agee	146,155,063	2,380,929	291,220	43,648,171
Cesar Alvarez	143,199,515	5,516,521	111,176	43,648,171
Steven Frank	110,589,214	38,147,710	90,288	43,648,171
Vinita Gupta	146,688,241	2,052,432	86,539	43,648,171
Fred Hassan	146,541,549	2,176,775	108,888	43,648,171
Jeffrey Kindler	146,093,881	2,638,645	94,686	43,648,171
Helen Sabzevari	146,343,931	2,306,804	176,477	43,648,171
James Turley	145,095,869	3,639,955	91,388	43,648,171

Proposal 2 - Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2024.

For	Against	Abstain
191,287,685	1,063,789	123,909

Proposal 3 - Non-binding Advisory Resolution Approving the Compensation of the Named Executive Officers.

For	Against	Abstain	Broker Non-Votes
144,115,068	3,413,036	1,299,108	43,648,171

Proposal 4 - Approval of an Amendment to the Precigen, Inc. 2023 Omnibus Incentive Plan.

For	Against	Abstain	Broker Non-Votes
145,260,769	3,184,677	381,766	43,648,171

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Precigen, Inc.

By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer

Dated: July 5, 2024